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(COMPANY NAME IN CHINESE)
COMMERCE & FINANCE LAW OFFICES


                                                                     Exhibit 5.2


                     PRC Opinion of Counsel for the Company

                                                                December 8, 2004

RE: ([Name in Chinese]) ("BEIJING NEW TAKE ELECTRONIC COMMERCE LIMITED"), ([Name in Chinese]) ("BEIJING NINETOWNS TIMES ELECTRONIC COMMERCE LIMITED"), ([Name in Chinese]) ("BEIJING NINETOWNS DIGITAL TECHNOLOGY LIMITED"), ([Name in Chinese]) ("SHANGHAI NEW TAKE DIGITAL TECHNOLOGY CO., LTD."), ([Name in Chinese]) ("TSINGDAO FUJIN COMMERCE AND FINANCE SOFTWARE LIMITED") AND ([Name in Chinese]) ("BEIJING NINETOWNS PORTS SOFTWARE AND TECHNOLOGY CO. LTD."), (COLLECTIVELY, "SUBSIDIARIES")


Dear Sirs,

We are lawyers qualified in the People's Republic of China ("PRC") and are qualified to issue an opinion on the laws and regulations of the PRC. We have acted as PRC counsel for Ninetowns Digital World Trade Holdings Limited (the "Company"), a company incorporated under the laws of the Cayman Islands, in connection with (i) the Company's registration statement on Form F-1, including all amendments or supplements thereto (the "Registration Statement"), originally filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, on November 3, 2004, as amended, relating to the offering by the Company and certain selling shareholders of the Company of a total of 9,600,000 American Depositary Shares ("ADSs"), each of which represents one ordinary share, par value HK$0.025 per share, of the Company (the "Ordinary Shares") and (ii) the Company's proposed listing of its ADSs on the Nasdaq National Market (the "Listing"). We are furnishing this opinion as Exhibit 5.2 to the Registration Statement.

The following terms as used in this opinion are defined as follows:

"Approvals" means all necessary approvals, consents, waivers, sanctions, authorizations, filings, registrations, exemptions, permissions, annual inspects, qualifications and licenses;

"Company" means Ninetowns Digital World Trade Holdings Limited, a company incorporated with limited liability under the laws of the Cayman Islands;

"Documents" means the documents reviewed by us for the purpose of issuing this legal opinion, a list of which is contained in Schedule I and copies annexed to this opinion;

"Laws" means all laws, regulations, statutes, orders, decrees, guidelines, notices,

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(COMPANY NAME IN CHINESE)
COMMERCE & FINANCE LAW OFFICES


judicial interpretations, and subordinary legislations of the PRC;

"Material Adverse Effect" means a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries (as defined below) taken as a whole;

"PRC" means the People's Republic of China (in this opinion, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan);

"Prospectus" means the prospectus that forms a part of the Registration Statement, as amended;

"Beijing New Take" means Beijing New Take Electronic Commerce Limited, a wholly-owned foreign enterprise incorporated under the laws of the PRC;

"Ninetowns Times" means Beijing Ninetowns Times Electronic Commerce Limited, a wholly-owned foreign enterprise incorporated under the laws of the PRC;

"Beijing Digital" means Beijing Ninetowns Digital Technology Limited, a limited liability company incorporated under the laws of the PRC;

"Shanghai New Take" means Shanghai New Take Digital Technology Co., Ltd., a limited liability company incorporated under the laws of the PRC;

"Ninetowns Ports" means Beijing Ninetowns Ports Software and Technology Co., Ltd., a limited liability company incorporated under the laws of the PRC;

"Tsingdao Fujin" means Tsingdao Fujin Commerce and Finance Software Limited, a limited liability company incorporated under the laws of the PRC; and

"Subsidiaries" means the Company's six subsidiary companies located in PRC including Beijing New Take, Ninetowns Times, Beijing Digital, Shanghai New Take, Ninetowns Ports and Tsingdao Fujin.

"Intellectual Property" means the software copyrights know-how (including confidential information, systems or procedures), registered trademarks currently employed by the subsidiaries.

For the purpose of this legal opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of documents provided to us by the Company and such other documents, corporate records, certificates issued by governmental authorities in the PRC and officers of the Company and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion, including and without limitation copies of the documents set out in Schedule I.

For the purpose of this legal opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.

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(COMPANY NAME IN CHINESE)
COMMERCE & FINANCE LAW OFFICES


For the purpose of giving this legal opinion, we have also assumed that the Documents as they were presented to us up to the date of this legal opinion and that none of the Documents has been revoked, amended, varied or supplemented. We have further assumed the accuracy and completeness of all factual statements in the Documents. Where important facts were not independently established to us, we have relied upon certificates issued by governmental agents and representatives of the Company with proper authority and upon representations of the Company.

This legal opinion is confined to and given on the basis of the laws of the PRC effective as at the date hereof. We have not investigated, and we do not purport to express or imply any opinion on the laws of any jurisdiction other than the PRC and we have assumed that no such other laws would affect the opinions stated herein.

Based on the foregoing, we are of the opinion that:

(a) With regard to the Subsidiaries, each Subsidiary has been duly incorporated and is validly existing as a company with limited liability and with enterprise legal person status, and is in good standing under the laws of the PRC. All of the registered capital of each Subsidiary has been fully paid for. To the best of our knowledge, the equity interest in the registered capital of each PRC Subsidiary owned by the Company or its Subsidiaries is free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, or any third party right.

(b) Each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(c) All approvals in the PRC required for the establishment and the maintenance of the enterprise legal person status of each Subsidiary have been duly and validly issued and obtained and all such approvals are in full force and effect, have not been revoked, withdrawn, suspended or cancelled and are not subject to any condition. Each Subsidiary has complied with all applicable registration and filing requirements under PRC law for its establishment and the maintenance of its status and existence as an enterprise legal person.

(d) Each Subsidiary has the power and authority and has satisfied all conditions and done all things required by the laws of the PRC (including the making and obtaining of all necessary approvals, if any) in order for it to own, use, lease and operate its assets and to conduct its existing and proposed business as set out in its business license and in the Prospectus. Such approvals are in full force and effect and no violation exists in respect of any such approvals. The business operations of each PRC Subsidiary are in compliance with all applicable PRC laws and regulations.

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(COMPANY NAME IN CHINESE)
COMMERCE & FINANCE LAW OFFICES


(e) Each PRC Subsidiary has full power, authority and legal right to enter into, execute, adopt, assume, issue, deliver and perform their respective obligations under each of the Documents (as defined in this opinion) to which it is expressed to be a party and such obligations constitute valid, legal and binding obligations enforceable in accordance with the terms of each of the Documents (taken both individually and together as a whole) against each of them in accordance with the terms of each of the Documents (taken both individually and together as a whole). No approvals are required to be done or obtained for the performance by any of the Subsidiaries of their respective obligations and the transactions contemplated under the Documents (taken both individually and together as a whole) other than those already obtained.

(f) None of the Subsidiaries is in breach of or in default under (i) any applicable PRC law, (ii) any approval granted by any PRC governmental or regulatory body or its business license or (iii) their respective articles of association or any contracts to which any of them is a party, other than a breach or default which has been corrected, remedied, rectified or waived, and there exists no such breach or default the result of which would have a Material Adverse Effect. None of the Subsidiaries is subject to any material contingent or actual liabilities.

(g) None of the Subsidiaries has taken any action nor have any steps been taken or legal or administrative proceedings been commenced or threatened for the winding up, dissolution or liquidation of any such Subsidiary, or for the suspension, withdrawal, revocation or cancellation of its business licenses.

(h) Each Subsidiary possesses such certificates, authorities or permits issued by the appropriate national, provincial, municipal and local regulatory agencies or bodies necessary to conduct the business now operated by it and contemplated to be operated by it as described in the Prospectus, and none of them has received any oral or written notice of proceedings relating to the suspension, revocation or modification of any such certificate, authority or permit. After due inquiry and to the best of our knowledge, none of the Subsidiaries is subject to any claims, suits, demands, actions threatened or initiated by or before any PRC governmental or public body, authority or regulatory body.

(i) Each of the Documents is, and all the Documents taken as a whole are legal, binding, valid, enforceable and admissible as evidence under PRC law and public policy and are binding on the persons expressed to be parties thereto. No provisions in any of the Documents contravene in any way any applicable PRC law or public policy.

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(COMPANY NAME IN CHINESE)
COMMERCE & FINANCE LAW OFFICES


(j) None of the Subsidiaries or the Company is entitled to any immunity from any legal proceedings or other legal process or from enforcement, execution or attachment in respect of their obligation in the transactions contemplated under the Documents.

(k) Each Subsidiary possesses valid licenses in full force and effect or otherwise has the legal right to use, or can acquire on reasonable terms, all licenses, software copyrights, know-how (including confidential information, systems or procedures), registered trademarks, and trade names currently employed by them, and no Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any Material Adverse Effect.

(l) To the best of our knowledge, there is no PRC legal or governmental proceedings pending or threatened to which the Company or a Subsidiary is a party or to which any of the properties of the Company or a Subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m) To the best of our knowledge, there are no outstanding guarantees or contingent payment obligations of a Subsidiary in respect of indebtedness of third parties except as disclosed in the Prospectus.

(n) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene any provision of applicable PRC law or the articles of association or other governing documents of a Subsidiary or any agreement or other instrument binding upon a Subsidiary that is material to the Company or any of its Subsidiaries, taken as a whole, or any judgment, policy, order or decree of any governmental body, agency or court of the PRC having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of or qualification with, any such governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement.

(o) The choice of law provisions in this Agreement and the Deposit Agreement will be recognized by PRC courts; the Company and each of its Subsidiaries can be sued in its own name under the laws of the PRC.

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(COMPANY NAME IN CHINESE)
COMMERCE & FINANCE LAW OFFICES


(p) Any judgment obtained in a New York court arising out of or in relation to the obligations of the Company and its Subsidiaries under this Agreement would be enforceable against the Company and its Subsidiaries in the courts of the PRC, subject to the applicable provisions of the Civil Procedure Law of the PRC relating to the enforceability of foreign judgments.

(q) The statements in the Prospectus under "Regulation," "Enforceability of civil liabilities," "Risk factors--Risks related to our business" and "Risk factors--Risks related to doing business in China" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, governed by the laws of the PRC, fairly present the information and summarize the matters referred to therein.

(r) Each Subsidiary owns, possesses or has the right to use the Intellectual Property (as defined in this opinion) employed by it in connection with the business conducted by it as of the date hereof.

(s) Each Subsidiary has good and marketable title to all real property, in each case free and clear of all liens, encumbrances and defects except such as described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by such Subsidiary; and any real property and buildings held under lease by a Subsidiary are held by them under valid, existing and enforceable leases with such exceptions that would not have a Material Adverse Effect on the operation of such Subsidiaries.

(t) Each Subsidiary is in compliance with all Environmental Laws, except, in each case, where noncompliance, individually or in the aggregate, would not have a Material Adverse Effect, there are no legal or governmental proceedings pending, or to the best of our knowledge, threatened against or affecting a PRC Subsidiary under any Environmental Law which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(u) To the best of our knowledge, nothing has come to our attention that leads us to believe that the Registration Statement, the ADS Registration Statement, the 8-A Registration Statement and the Prospectus, as of their respective effective or issue dates, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of the Closing Date or Additional Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein not misleading.

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(COMPANY NAME IN CHINESE)
COMMERCE & FINANCE LAW OFFICES


This opinion is addressed to you in connection with the above mentioned matters and we hereby consent to the use of this opinion in, and the filing hereof as an Exhibit to, the above-mentioned Registration Statement and to the reference to our name under the headings "Enforceability of civil liabilities" and "Legal matters" in the prospectus included in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.


Yours faithfully,

/s/ Commerce & Finance Law Offices

Commerce & Finance Law Offices

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(COMPANY NAME IN CHINESE)
COMMERCE & FINANCE LAW OFFICES


SCHEDULE I